UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 21, 2026

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814
(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Trustee Matters

On January 21, 2026, Ellen M. Goitia and Ron D. Sturzenegger each notified Paul McDermott, the Chairman of the Board of Trustees (the “Board”) and President and Chief Executive Officer of Elme Communities (the “Trust” or “Elme”), that they intended to resign from the Board, effective as of the end of the first business day after the date of filing of the Trust’s Form 10-K for the fiscal year ended December 31, 2025 with the Securities and Exchange Commission. The decisions of Ms. Goitia and Mr. Sturzenegger to resign were not due to any disagreement with management or the Board regarding any matter related to the Trust’s operations, policies or practices, or otherwise. These resignations follow Board discussions regarding appropriate adjustments to Board size in light of the Trust’s focus on wind-down and liquidation under the Plan of Sale and Liquidation approved by the shareholders on October 30, 2025 (the “Plan of Sale and Liquidation”), as well as progress to date regarding the marketing and sale process relating to the Trust’s remaining properties.

Executive Compensation Matters

On January 21, 2026, the Board approved the compensation arrangements for the Trust’s executive officers, Paul McDermott, Steven Freishtat, Tiffany Butcher and W. Drew Hammond (individually, an “Officer”, and together, the “Officers”), to apply following the closing of the 19-asset portfolio sale to an affiliate of Cortland Partners, LLC on November 12, 2025 (the “Portfolio Sale Transaction”) through completion of the sale of the Trust’s remaining assets and the wind-down of the Trust’s business and affairs pursuant to the Plan of Sale and Liquidation.

Retention Agreements

On January 22, 2026, the Trust entered into retention agreements with each of the Officers (the “Retention Agreements”). The Retention Agreements are intended to support the operations of the Trust during the ongoing implementation of the Plan of Sale and Liquidation and provide the Trust with additional flexibility in retaining the services of the Officers as needed throughout the process. The Retention Agreements provide for continuation of each Officer’s existing base salary, the Retention Payments (as defined below) and an additional compensation opportunity. For Messrs. McDermott and Hammond and Ms. Butcher, the additional compensation opportunity consists of participation in the New STIP discussed below while the additional compensation opportunity for Mr. Freishtat consists of a one-time bonus payment of $25,000 if he remains employed through his Retention Date (as defined below). As a condition to receiving the applicable Retention Payment, each Officer must sign a general release of claims. By entering into the Retention Agreements, each Officer also effectively waives their ability to claim involuntary termination under their existing Change in Control Agreements during the liquidation process as a result of diminution in duties, responsibilities or compensation from those duties, responsibilities or compensation that existed prior to the closing of the Portfolio Sale Transaction.

In each case, the Retention Agreement supersedes the Officer’s Change in Control Agreement and, as applicable, their employment agreement and offer letter terms, each of which is effectively terminated. Under the terms of the Retention Agreements, each of Messrs. McDermott, Freishtat and Hammond and Ms. Butcher will instead receive $5,062,631, $1,202,639, $1,029,484, and $1,661,939, respectively, which is the amount they each would have been entitled to in connection with an involuntary termination of employment under their Change in Control Agreement, if they remain employed by the Trust through their agreed upon retention period (the “Retention Payment”). The retention period for Mr. McDermott, Ms. Butcher and Mr. Hammond will end on the earlier of November 13, 2026 and the date that is forty-five (45) days after all of the Trust’s remaining properties have been sold and for Mr. Freishtat will end on the end of the first business day after the date of filing of the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (each, a “Retention Date”). The Retention Agreements provide that the Retention Payments for Ms. Butcher and Messrs. Freishtat and Hammond are to be paid in lump sum, while Mr. McDermott’s Retention Payment is to be paid in 36 monthly installments.

Under the Retention Agreements, if an Officer’s employment is Involuntarily Terminated prior to their Retention Date, the Trust is obligated to pay the Officer the full amount of the Retention Payment within sixty (60) days of such Officer’s date of termination, and the Officer will remain eligible to receive a pro rata amount of his or her additional compensation opportunity, as applicable. For purposes of the Retention Agreements, “Involuntary

Termination” means (i) the termination of a participating Officer’s employment by the Trust or its successor for any other reason than for cause, or (ii) a termination by the Officer as a result of a material diminution, without the Officer’s consent, of his or her base salary and for Messrs. McDermott and Hammond and Ms. Butcher, the Award Opportunity (as defined below) under the New STIP, which diminution has not been remedied within 30 days of such Officer’s notice to the Trust of the diminution.

The description of the Retention Agreements set forth above is qualified in its entirety by the full text of the Retention Agreements filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

New STIP

On January 21, 2026, in connection with and as consideration for Messrs. McDermott and Hammond and Ms. Butcher signing their Retention Agreements and eliminating their right to claim involuntary termination under their Change in Control Agreements, the Board approved the Elme Communities Executive Officer Short-Term Incentive Plan, effective as of November 13, 2025 (the “New STIP”), which provides for an Award Opportunity based on achievement of three metrics: (i) the value of the additional liquidating distributions to the Trust’s shareholders, which will be 40% of the Award Opportunity, (ii) the timing of completion of the sales of the Trust’s remaining assets, which will be 40% of the Award Opportunity, and (iii) performance measures in furtherance of implementing the Plan of Sale and Liquidation, consisting of efficient operation of the Trust’s remaining assets, employee retention and successfully implementing the Plan of Sale and Liquidation, which will be 20% of the Award Opportunity. The target value for the additional liquidating distributions is $3.20 per share (which reflects the mid-point of the estimated range of additional liquidating distributions of $2.90 to $3.50 per common share previously disclosed in the Trust’s August 4, 2025 press release and included in the definitive proxy statement for the special meeting of shareholders held on October 30, 2025), and the target value for the timing of completion of the sale of the remaining assets is July 31, 2026. The performance period under the New STIP runs from November 13, 2025 through the earlier of (i) November 13, 2026 and (ii) the date on which the actual levels of achievement of the additional liquidating distributions and timing metrics discussed above are otherwise determined by the Compensation Committee of the Board.

Each Officer’s total award under the New STIP with respect to the performance period is stated as a percentage of the Officer’s annual base salary (subject to adjustment if the Officer is promoted during the performance period, in which case the annual base salary shall be prorated for the portion of the performance period such Officer had each base salary). The percentages of base salary by position (the “Award Opportunity”) are as set forth below:

	Threshold	Target	High
President and Chief Executive Officer	45%	90%	135%
Executive Vice President	37%	75%	120%
Senior Vice President	30%	60%	105%

Pursuant to the terms of the New STIP, if (i) the Officer is terminated by the Trust without cause, (ii) the Officer resigns with “Good Reason”, dies or becomes subject to a disability while employed by the Trust, or (iii) the Officer and the Board otherwise mutually agree that Officer’s resignation constitutes a “Qualifying Termination”, the Officer shall receive an award based on actual levels of achievement for the value of the additional liquidating distributions and timing metrics discussed above, and at target for the remaining performance metric. However, the award shall be prorated based on the number of days elapsed from the beginning of the performance period through the date the Officer ceases to be an employee of the Trust compared to the number of days in the full performance period. For purposes of the New STIP, “Good Reason” shall mean the Officer’s annual base salary or the Award Opportunity are materially diminished without their consent, which diminution has not been remedied within 30 days of such Officer’s notice to the Trust of the diminution.

The estimated compensation expense for the executive compensation arrangements described in this Current Report is reflected in the estimated range of liquidating distributions discussed elsewhere in this Current Report. The estimated compensation expense associated with the base salaries and Retention Payments described above are consistent with amounts previously estimated prior to closing of the Portfolio Sale Transaction, while the estimated compensation expense associated with the New STIP is less than originally estimated.

The description of the New STIP set forth above is qualified in its entirety by the full text of the New STIP filed herewith as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Prior Incentive Plans

In connection with the approval of the New STIP, the Compensation Committee of the Board terminated the existing Amended and Restated Short-Term Incentive Plan for Executive Officers (effective January 1, 2020), as amended, and the existing Amended and Restated Long-Term Incentive Plan for Executive Officers (effective January 1, 2020), as amended.

Chief Financial Officer Matters

On January 21, 2026, in connection with entering into his Retention Agreement, Mr. Freishtat and the Trust agreed that Mr. Freishtat would step down from his role as Chief Financial Officer and as an employee of the Trust effective as of the end of the first business day after the date of filing of the Trust’s Form 10-K for the fiscal year ended December 31, 2025. On January 21, 2026, the Board approved the appointment of W. Drew Hammond to serve as Executive Vice President and Chief Financial Officer, in addition to his roles as Chief Administrative Officer, Treasurer and Secretary, subject to and effective at the beginning of the first day immediately following the effective date of Mr. Freishtat’s departure (the “Appointment Date”), subject to Mr. Hammond’s continued employment through the Appointment Date.

Mr. Freishtat’s departure is also consistent with the Trust’s previously disclosed ongoing downsizing efforts, which are being undertaken in connection with the Plan of Sale and Liquidation. The downsizing remains focused on retaining an appropriate level of personnel with the necessary skill set commensurate with the reduced size of the Trust, including those executive officers and other key personnel necessary for the continued operation of the then-remaining properties and completion of the wind-down activities. As of January 21, 2026, which gives effect to employee departures that occurred earlier in January, the Trust had approximately 109 employees, including approximately 72 persons engaged in community management functions. Downsizing activities are expected to affect both officers and other employees and are expected to continue as the Trust continues to complete property sales.

Mr. Hammond, age 52, joined the Trust in October 2012 and currently serves as Senior Vice President, Chief Administrative Officer, Treasurer and Secretary of the Trust, positions he has held since September 2023. In this capacity, he oversees the Trust’s day-to-day operations, facilitates corporate strategic planning, and provides input for strategy and companywide goal setting. He also oversees the accounting, human resource, legal and treasury functions. Prior to September 2023, he served as Vice President, Chief Accounting Officer from 2015 until March 2023, and Senior Vice President and Chief Accounting Officer from March 2023 until September 2023. Prior to joining the Trust, Mr. Hammond held various roles at CapitalSource, Inc. from 2003 to 2012, most recently as Controller. Prior to CapitalSource, Mr. Hammond was a Senior Manager at Ernst & Young LLP from May 2002 to December 2003, and held various positions in the assurance practice at Arthur Andersen LLP from 1995 to 2002. Mr. Hammond earned a Bachelor of Science in Business Administration and Accounting from Washington and Lee University and is a certified public accountant.

There are no arrangements or understandings between Mr. Hammond and any other persons pursuant to which he was appointed as Executive Vice President and Chief Financial Officer, no family relationships among any of the Trust’s trustees or executive officers and Mr. Hammond, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Hammond’s appointment as Executive Vice President and Chief Financial Officer, on the Appointment Date, Mr. Hammond’s annual base salary will be increased to $350,000. Pursuant to the terms of his Retention Agreement and the New STIP, the Award Opportunity percentages under the New STIP for which Mr. Hammond is eligible will automatically increase from the Senior Vice President level to the Executive Vice President level and he will be entitled to participate in all other employee benefits, including the Supplemental Executive Retirement Plan, at the Executive Vice President level (as the case may be).

Item 8.01 Other Events.

On January 23, 2026, the Trust provided an update regarding the status of ongoing liquidation activities under the Trust’s Plan of Sale and Liquidation. The update noted, among other things, that as of January 23, 2026, the Trust has entered into two purchase and sale agreements, which are no longer subject to ongoing inspection periods, pursuant to which it expects to sell three of its ten remaining properties to various buyers for aggregate gross proceeds of approximately $155 million. The Trust also provided an update on the status of other marketing and sale activities, the estimated range of the total amount of liquidating distributions, including the estimated range of the total amount of additional liquidating distributions (the “Additional Liquidating Distributions”) to be funded from the net proceeds of sales of the ten remaining properties and certain personnel matters. A copy of the press release issued by the Trust on January 23, 2026, regarding the foregoing updates, is attached as Exhibit 99.1 and is incorporated herein by reference (the “Press Release”).

The estimated range of Additional Liquidating Distributions reflected in the Press Release was derived, in part, from the estimated range of gross asset sales proceeds from the sales of the ten remaining properties, less estimates for transaction costs, debt service costs, debt repayment amounts for the Trust’s existing $520 million senior secured term loan (the “Term Loan”) and establishment of reserves to satisfy known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, estimated operating costs to run the Trust until completion of the wind-down of the Trust’s business and affairs and dissolution of the Trust, capital expenditure requirements and REIT compliance costs, but adjusted upwards for estimated cash flow/net working capital to be generated from the Trust’s property operations prior to completing sales of the ten remaining properties. The estimated range of gross asset sales proceeds has been updated to reflect, as applicable, actual contract pricing, information obtained during the marketing and sale process, including with respect to valuation levels received to date, as well as current market conditions in the D.C. area, and certain other adjustments, all as referenced in the Press Release. In addition, the estimated ranges of liquidating distributions included in the Press Release, including the estimated range of Additional Liquidating Distributions, reflect the following:

•The Trust’s estimated transaction costs include costs associated with the sales of the remaining properties, which costs include, among other things, brokerage commissions, legal fees and transfer tax liabilities, as well as Elme’s financial advisors’ fees payable in connection with such sales, which were also updated to reflect the actual transaction costs associated with the closing of the Portfolio Sale Transaction;
•The Trust’s estimated debt service costs and debt repayment amounts for the Term Loan, include interest expense on the Term Loan and incremental repayment of the portion of the Term Loan allocated to the applicable properties being sold, all of which were also updated to reflect the actual $520 million loan amount (originally estimated to be between $500 million and $520 million) and actual transaction costs, as well as required escrows and reserves, associated with finalizing the Term Loan in November 2025, which among other things, impacted the amount of both the initial liquidating distribution, which was paid on January 7, 2026 to Elme shareholders of record on December 22, 2025, and the estimated range of Additional Liquidating Distributions;
•The Trust’s estimated capital expenditures include estimated amounts for repair and maintenance to be incurred on the ten remaining properties prior to their sale;
•The Trust’s estimated operating costs to run the Trust until completion of the wind-down of the Trust’s business and affairs and dissolution of the Trust pursuant to the Plan of Sale and Liquidation, including estimated employee retention costs and other severance and other compensation payments triggered by the Plan of Sale and Liquidation and the closing of the Portfolio Sale Transaction, which were also updated to reflect actual retention and severance costs payable, and other compensation-related expenses, as a result of the closing of the Portfolio Sale Transaction, an estimate of any known financial obligations, an estimate of other general and administrative costs and other estimated costs to implement the wind-down of the Trust’s business and affairs and dissolution of the Trust in accordance with the Plan of Sale and Liquidation;
•The Trust’s estimated REIT compliance costs assume it remains a REIT until completion of the wind-down of the Trust’s business and affairs and dissolution of the Trust pursuant to the Plan of Sale and Liquidation; and
•Certain assumptions around ongoing personnel needs as the Trust sells properties and progresses the wind-down of its business and activities, as well as the Trust’s expectation to continue, as appropriate, downsizing with a focus on retaining an appropriate level of personnel with the necessary skill set commensurate with the reduced size of the Trust, including those executive officers and other key personnel necessary for the continued operation of the remaining properties and completion of the wind-down activities, including assumptions around the amount and timing of personnel reductions and effects on compensation expense.

All of the estimated costs, expenses and other amounts referenced above, as applicable, and the estimated range of Additional Liquidating Distributions set forth in the Press Release also assume that the sales of the ten remaining properties will be completed by mid-year 2026.

The estimated range of the Additional Liquidating Distributions set forth in the Press Release was also based on approximately 88.9 million common shares outstanding as of December 31, 2025 on a fully-diluted basis.

The preparation of the estimated ranges of liquidating distributions, including the estimated range of Additional Liquidating Distributions as set forth in the Press Release, involved judgments and assumptions with respect to the sales of the ten remaining properties pursuant to the Plan of Sale and Liquidation and may not be realized. Elme cannot assure shareholders that the actual amounts available for distribution to shareholders will be within the estimated ranges set forth in the Press Release. The estimated ranges of liquidating distributions, including the estimated range of Additional Liquidating Distributions, set forth in the Press Release was determined as of January 21, 2026 and does not take into account interest rates, market volatility or other changes since that time. Certain examples of uncertainties that could cause the aggregate amount of liquidating distributions to be less or more than the estimate set forth in the Press Release include the following:

•the price that potential buyers of Elme’s properties may be willing to pay for Elme’s properties may change due to a number of factors beyond Elme’s control, including changes in general economic or local conditions, changes in interest rates or availability of mortgage funds, supply and demand dynamics, changes in tax, real estate, environmental and zoning laws and regulations, occupancy percentages, lease rates, competition, operating performance and the perceived quality and dependability of income flows from tendencies, potential major repairs or other contingent liabilities associated with the properties, and a number of other factors, both local and national;
•delays in Elme’s ability to find suitable buyers, complete the asset sales on the terms Elme currently expects and the wind-down of the Trust’s business and affairs and termination of the Trust’s existence could require it to incur expenses for a longer period than anticipated;
•the ability to make Additional Liquidating Distributions will be subject to ongoing compliance with the covenants and other terms of the Term Loan which could impact Elme’s ability to make, or the timing of, Additional Liquidating Distributions;
•the costs and expenses of executing the Plan of Sale and Liquidation may differ from Elme’s estimates;
•the estimated amount of cash flow/net working capital to be generated from the Trust’s property operations prior to completing the wind-down of the Trust’s business and affairs and termination of the Trust’s existence pursuant to the Plan of Sale and Liquidation may be lower than the Trust anticipates;
•costs and expenses of continuing to operate the Trust, including as a public company, such as the need for additional retention costs, particularly if the liquidation takes longer than expected, may be higher than estimated;
•unanticipated or emergency capital expenditures may result in the need to incur additional debt financing or other costs and expenses that are not included in Elme’s estimates and which Elme cannot reasonably estimate at this time;
•unknown or additional costs or liabilities that arise in the future, including future litigation, which Elme cannot reasonably estimate at this time, could delay completion of Elme’s liquidation and cause Elme to incur additional costs and expenses;
•costs incurred to maintain Elme’s REIT status may be higher than estimated;
•the number of issued and outstanding shares used to calculate the estimated range of the Additional Liquidating Distributions set forth in the Press Release could change; and
•the reserve amounts Elme may establish to satisfy known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses may be insufficient.

Although Elme has provided estimated ranges of liquidating distributions, including an estimated range of the Additional Liquidating Distributions in the Press Release, no assurance can be given as to when, or whether, Elme will be able to make any additional liquidating distributions to its shareholders or the amount of any such additional distributions. The actual amounts and times of payment of the liquidating distributions will be determined by the

Board in its sole discretion. Except to the extent required by law or generally accepted accounting principles, Elme does not anticipate updating or otherwise publicly revising estimates presented in the Press Release or this Current Report on Form 8-K to reflect circumstances existing or developments occurring after the preparation of such estimates or to reflect the occurrence of subsequent events. Such estimates have not been audited, reviewed or compiled by independent auditors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Retention Agreement between Paul McDermott and Elme Communities
10.2	Retention Agreement between Tiffany Butcher and Elme Communities
10.3	Retention Agreement between W. Drew Hammond and Elme Communities
10.4	Retention Agreement between Steven Freishtat and Elme Communities
10.5	Executive Officer Short-Term Incentive Plan
99.1	Press release issued January 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking and Cautionary Statements

Certain statements in this Current Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: Elme’s ability to remain listed on the NYSE; Elme’s ability to successfully market and/or sell the remaining assets on the terms and timeline anticipated; Elme’s ability to close sales following execution of purchase and sale agreements on the terms and timeline anticipated, or at all, as set forth in the Press Release; changes in the amount and timing of the Additional Liquidating Distributions, including as a result of unexpected levels of transaction cost, changes in the gross asset sales proceeds for the sale of the remaining properties from prior estimates, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; Elme’s ability to repay the Term Loan with the net proceeds from the sales of the remaining properties which secure the Term Loan and to release the mortgages securing the Term Loan as they are sold; the possibility of converting to a liquidating trust or other liquidating entity; the ability of the Board to terminate the Plan of Sale and Liquidation; the response of Elme’s residents, tenants and business partners to Plan of Sale and Liquidation; potential difficulties in employee retention as a result of the on-going Plan of Sale and Liquidation; the outcome of legal proceedings that may be instituted against Elme, its trustees and others related to Elme’s recently completed Portfolio Sale Transaction, future property sales and the Plan of Sale and Liquidation; the risk that disruptions caused by or relating to the Plan of Sale and Liquidation will harm Elme’s business, including current plans and operations; risks relating to the market value of Elme’s common shares; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Plan of Sale and Liquidation; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Elme’s properties and potential illiquidity of Elme’s remaining real estate investments); whether or not the sale of one or more of Elme’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; Elme’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; the occurrence of any event, change or other circumstances that could give rise to the termination of the Plan of Sale and Liquidation; the risks associated with ownership of real estate in general and Elme’s real estate assets in particular; general economic and market developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Elme from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Senior Vice President and Chief Administrative Officer

January 23, 2026
(Date)